Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”), dated as of March 23, 2018 and effective as of the Effective Date (as hereinafter defined), is made and entered into by and among MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP, a Delaware limited partnership (the “Borrower”), the other Loan Parties under the Credit Agreement referred to below, each of the Lenders (as hereinafter defined) party hereto and BANK OF AMERICA, N.A., as administrative agent under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”).

RECITALS

A.    The Borrower, the Administrative Agent and the Lenders party hereto are parties to that certain Credit Agreement, dated as of April 25, 2016 (as amended by that certain First Amendment to Credit Agreement, dated as of October 26, 2016, as further amended by that certain Second Amendment to Credit Agreement, dated as of May 1, 2017, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the banks, financial institutions and other entities from time to time party thereto as lenders (including the L/C Issuer) (collectively, the “Lenders”), and the Administrative Agent.

B.    In connection with the Credit Agreement, the Loan Parties executed various Loan Documents to guaranty and/or secure the obligations of the Borrower under the Credit Agreement.

C.    The Borrower has requested that the Lenders party hereto agree to amend the Credit Agreement subject to, and in accordance with, the terms and conditions set forth herein.

D.    The Lenders party hereto are willing to agree to enter into this Third Amendment, subject to the conditions and on the terms set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, each of the other Loan Parties and each of the Lenders party hereto agree as follows:

1.    Definitions. Except as otherwise expressly provided herein, capitalized terms used in this Third Amendment shall have the meanings given in the Credit Agreement, and the rules of interpretation set forth in the Credit Agreement shall apply to this Third Amendment.

2.    Amendments to Credit Agreement. Effective as of, and subject to the occurrence of, the Effective Date:

(a)	Each of the following new definitions is hereby added to Section 1.01 of the Credit Agreement, inserted in proper alphabetical order:

““Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.”

““Debt Rating” means, as of any date of determination, each of the corporate credit rating of the Borrower determined by S&P and the corporate family rating of the Borrower determined by Moody’s; provided that if the Borrower has only one Debt Rating or the Borrower does not have any Debt Rating, Pricing Level 2 shall apply.

Initially, the Applicable Rate in respect of the Term B Facility shall be at Pricing Level 2. Thereafter, each change in the Applicable Rate in respect of the Term B Facility resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade or a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. In no event shall the Administrative Agent be responsible for, or have any liability for, monitoring the Debt Rating.”

““PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.”

““Third Amendment Effective Date” shall mean the “Effective Date” as defined in that certain Third Amendment to Credit Agreement, dated as of March 23, 2018, among the Borrower, the other Loan Parties, the Administrative Agent and the Lenders party thereto.”

(b)	The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (b) thereof as follows (for the avoidance of doubt, without affecting the paragraph following such clause (b)):

“and (b) in respect of the Term B Facility, the following percentages per annum, based on the Debt Rating as set forth below:

Applicable Rate
Pricing Level	Debt Ratings S&P and Moody’s	Eurodollar Rate	Base Rate
1	Either (a) Ba2 or better from Moody’s and BB- or better from S&P or (b) BB or better from S&P and Ba3 or better from Moody’s	1.75%	0.75%

2	For any reason Pricing Level 1 does not apply	2.00%	1.00%

(c)	The definition of “Available Excluded Contribution Amount” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Available Excluded Contribution Amount” means, as of any date of determination, the sum, without duplication, of (a) the net cash proceeds of any sale or issuance by the Borrower of its Qualified Equity Interests after the Closing Date plus (b) the net cash proceeds or fair market value of assets (including cash and Cash Equivalents) (as reasonably determined by the Borrower) contributed to the Borrower as a capital contribution after the Closing Date, in each case (i) excluding the proceeds of the Initial Public Offering and the OP Units Issuance and (ii) excluding any Permitted Warrant Transaction. The Available Excluded Contribution Amount will be decreased by any amounts thereof (i) used to make Investments pursuant to Section 8.06(l), (ii) used to prepay, redeem, purchase, defease or satisfy Indebtedness pursuant to Section 8.05(d) and (iii) used to make Restricted Payments pursuant to Section 8.07(f), in each case, effective immediately upon any such use.”

(d)	The definition of “Available Excluded Contribution Amount Period” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(e)	The definition of “Credit Agreement Refinancing Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Credit Agreement Refinancing Indebtedness” means other Indebtedness incurred pursuant to a Refinancing Amendment (including, without limitation, Other Term Loans), in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of Existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, then existing Term Loans or Revolving Commitments, or any then existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) such Indebtedness has an equal or later maturity and a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt, (ii) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing, (iii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained, (iv) the aggregate unused revolving commitments under such Credit Agreement Refinancing Indebtedness shall not exceed the unused Revolving Commitments being replaced, (v) such Credit Agreement Refinancing Indebtedness consisting of Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any optional or mandatory prepayments or prepayment of Term Loans hereunder in each case as specified in the respective Refinancing Amendment and (vi) all other terms and conditions of any such Credit Agreement Refinancing Indebtedness shall be as agreed between the Borrower and the lenders providing any such Credit Agreement Refinancing Indebtedness.”

(f)	The definition of “Drop-Down Transaction” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Drop-Down Transaction” means an acquisition of Property by the Borrower or any Restricted Subsidiary from any Person in one or a series of related transactions.”

(g)	The definition of “Permitted Encumbrances” in Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (gg) thereof as follows:

“(gg) Liens in favor of the Borrower or any Guarantor; provided that any such Lien on any property which then comprises Collateral shall be junior in priority to the Liens securing the Obligations.”

(h)	Section 2.04(a) of the Credit Agreement is hereby amended by amending and restating the penultimate sentence thereof as follows:

“Notwithstanding anything to the contrary contained herein, any prepayment of the Term B Facility made after the Third Amendment Effective Date but on or prior to the six (6) month anniversary of the Third Amendment Effective Date in connection with a Repricing Event shall be accompanied by the payment of the fee described in Section 2.08(c).”

(i)	Section 2.04(b)(iv) of the Credit Agreement is hereby amended by amending and restating the last sentence thereof as follows:

“Any prepayment of the Term B Facility after the Third Amendment Effective Date and on or prior to the six (6) month anniversary of the Third Amendment Effective Date pursuant to Section 2.04(b)(ii) in connection with a Repricing Event described in clause (i) of the definition thereof shall be accompanied by the payment of the fee described in Section 2.08(c).”

(j)	Section 2.08(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)    Repricing Fee. If a Repricing Event is consummated after the Third Amendment Effective Date and on or prior to the six (6) month anniversary of the Third Amendment Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of (i) each Term B Lender with Term B Loans that are repaid and (ii) each Term B Lender that withholds its consent to such Repricing Event and is replaced or terminated as a Term B Lender under Section 11.13, a fee in an amount equal to 1.00% of (x) in the case of a Repricing Event described in clause (i) of the definition thereof, the aggregate principal amount of all Term B Loans of such Term B Lender that are prepaid in connection with such Repricing Event and (y) in the case of a Repricing Event described in clause (ii) of the definition thereof, the aggregate principal amount of all Term B Loans of such Term B Lender that are so assigned or terminated and repaid under Section 11.13. Such fees shall be earned, due and payable upon the date of the effectiveness of such Repricing Event.”

(k)	The proviso at the end of the first sentence of Section 6.08 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“provided that, notwithstanding anything in this Agreement to the contrary, (i) any Immaterial Subsidiary that is a guarantor of any Material Indebtedness of the Borrower or the Restricted Subsidiaries shall be required to be a Guarantor until such time as its guaranty of such Material Indebtedness is released (at which time it shall be released by the Administrative Agent from the Guaranty on the request of the Borrower without further action by the Creditor Parties) and (ii) any Restricted Subsidiary acquired after the Closing Date that is prohibited by any agreement, instrument or other undertaking to which such Restricted Subsidiary is a party, or by which it or any of its property or assets is bound, from guaranteeing the Obligations shall not be required to be a Guarantor for so long as such prohibition exists (provided that any such agreement, instrument or other undertaking existed at the time of such acquisition or investment and was not entered into in connection with or in anticipation of such acquisition or investment).”

(l)	Clause (ii) of the proviso to the first paragraph of Section 11.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances of the applicable Class(es), accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents with respect to such Class(es) (including any amounts under Section 3.05 and, in the case of a Repricing Event described in clause (ii) of the definition thereof after the Third Amendment Effective Date and on or prior to the six (6) month anniversary of the Third Amendment Effective Date, the fee described in Section 2.08(c)) from (x) in the case of an assignment, the assignee (to the extent of such outstanding principal and accrued interest and fees (other than fees payable due to the occurrence of a Repricing Event)) or the Borrower (in the case of all other amounts (including fees payable due to the occurrence of a Repricing Event)) and (y) in the case of a termination and repayment, the Borrower;”

(m)	The following is hereby added as Section 10.12 of the Credit Agreement:

“10.12    ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent, the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this

Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent, the Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent and the Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.”

3.    Amendments to Exhibit C. Exhibit C of the Credit Agreement is hereby amended by deleting paragraph 5 thereof.

4.    Representations and Warranties. To induce the Lenders party hereto to agree to this Third Amendment, the Borrower and each of the other Loan Parties represent to the Lenders and the Administrative Agent that as of the date hereof and as of the Effective Date:

(a)    the Borrower and each of the other Loan Parties have all requisite power and authority to enter into, execute and deliver this Third Amendment and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, this Third Amendment;

(b)    the execution and delivery of this Third Amendment and the performance of the obligations of the Borrower and each of the other Loan Parties under or in respect of this Third Amendment have been duly authorized by all necessary corporate or other organizational action on the part of the Borrower and each of the other Loan Parties;

(c)    the execution and delivery of this Third Amendment and the performance of the obligations of such Loan Party under or in respect of this Third Amendment do not and will not (i) require any consent or approval not heretofore obtained of any member, partner, director, stockholder, security holder or creditor of such Loan Party; (ii) violate or conflict with any provision of such party’s charter, articles of incorporation, operating agreement, partnership agreement or bylaws, as applicable; (iii) violate or conflict with any provision of the indentures governing the public Indebtedness of the Borrower and the Restricted Subsidiaries, except to the extent that such violation or conflict could not reasonably be expected to have a Material Adverse Effect; (iv) result in or require the creation or imposition of any Lien upon or with respect to any Property of the Borrower, and the Restricted Subsidiaries, other than Liens permitted by Section 8.03 of the Credit Agreement; or violate any Requirement of Law applicable to such Party, except to the extent that such violation could not reasonably be expected to have a Material Adverse Effect;

(d)    this Third Amendment has been duly and validly executed and delivered by the Borrower and each of the other Loan Parties and constitutes a legal, valid and binding obligation of the Borrower and each of the other Loan Parties, enforceable against the Borrower and each of the other Loan Parties in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion; and

(e)     each of the representations and warranties made by such Loan Party in or pursuant to Article V of the Credit Agreement, as amended hereby, is true and correct in all material respects on and as of the Effective Date as if made on and as of such date; provided, that, to the extent that such representations or warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

5.    Effectiveness of this Third Amendment. This Third Amendment and the amendments to the Credit Agreement set forth in Section 2 hereof shall be effective only if and when:

(a)     the Borrower, the other Loan Parties, and each Lender who has consented hereto have delivered their fully executed signature pages hereto to the Administrative Agent;

(b)     each of the representations and warranties contained in Section 4 of this Third Amendment shall be true and correct in all material respects;

(c)    after giving effect to this Third Amendment, no event has occurred and is continuing or will result from the execution and delivery of this Third Amendment or the performance by the Borrower and the other Loan Parties of their obligations hereunder that would constitute a Default or an Event of Default;

(d)    the Administrative Agent shall have received:

(i) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each such Responsible Officer authorized to act on behalf of each Loan Party in connection with this Third Amendment and the other Loan Documents;

(ii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in its jurisdiction of organization;

(iii) a favorable opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel to the Loan Parties addressed to the Administrative Agent and each Lender, reasonably satisfactory to the Administrative Agent; and

(iv) a certificate signed by a Responsible Officer certifying that the conditions specified in Sections 5(b) and 5(c) of this Third Amendment have been satisfied;

(e)    at such time that this Third Amendment becomes effective, all Term B Loans are held by Term B Lenders who have consented to this Third Amendment with respect to their entire respective Term B Loans at such time;

(f)    unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least three Business Days prior to the Effective Date; and

(g)    the Borrower shall have paid to the Administrative Agent, for the account of each Lender holding Term B Loans under the Credit Agreement that has delivered its executed signature page consenting to this Third Amendment prior to 12:00 noon, New York City time, on March 16, 2018, as consideration for the reduction of the Applicable Rate for the Term B Loans, a Term B Loan repricing fee equal to 0.25% of the amount of such Lender’s Term B Loans on the Effective Date (after giving effect to any assignments made pursuant to Section 11.13 of the Credit Agreement).

This Third Amendment and the amendments to the Credit Agreement set forth in Section 2 hereof shall be effective on the date (the “Effective Date”) on which all of the foregoing conditions are satisfied.

6.    Extension of Term B Loans. Effective as of, and subject to the occurrence of, the Real Estate Effective Date (as defined below), the definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (a)(ii) thereof as follows:

“(ii) with respect to the Term B Facility, the seventh (7th) anniversary of the Third Amendment Effective Date or if the maturity is extended pursuant to Section 2.15, such extended maturity date as determined pursuant to such Section”

7.    Real Estate Effective Date. The amendments to the Credit Agreement set forth in Section 6 hereof shall be effective only if and when:

(a)    the Effective Date shall have occurred;

(b)    the Borrower shall have paid all fees and expenses owed to the Administrative Agent and the BofA Arranger (as defined below) accrued through and including the Real Estate Effective Date to the Administrative Agent and the BofA Arranger;

(c)    the Administrative Agent shall have received (i) an amendment to each of the Mortgages for Mortgaged Real Property located in the State of Mississippi that, among other things, provides notice of the extension of the Maturity Date with respect to the Term B Facility pursuant to this Third Amendment, (ii) endorsements to the title insurance policies relating to such Mortgages in form and substance reasonably acceptable to the Administrative Agent and (iii) opinions of Mississippi and Delaware counsel as reasonably requested by the Administrative Agent;

(d)    the Administrative Agent shall have received, for each Mortgaged Real Property, (i) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by Borrower and the applicable Loan Party relating thereto) dated as of a recent date and (ii) if any portion of any such Mortgaged Real Property is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968, evidence in form and substance reasonably acceptable to the Administrative Agent that the applicable Loan Party shall have obtained, with a financially sound and reputable insurer (determined at the time such insurance was obtained), flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to such Flood Insurance Laws; and

(e)    Borrower shall have received any regulatory approvals required by the State of New Jersey in connection with the extension of the Term B Loans.

The amendments to the Credit Agreement set forth in Section 6 hereof shall be effective on the date (the “Real Estate Effective Date”) on which all of the foregoing conditions are satisfied.

The Administrative Agent shall deliver written notice of the occurrence of the Real Estate Effective Date to the Lenders and the Borrower promptly upon the occurrence thereof.

8.    Acknowledgments; Reaffirmation. By executing this Third Amendment, each of the Loan Parties (a) consents to this Third Amendment and the performance by the Borrower and each of the other Loan Parties of their obligations hereunder, (b) acknowledges that notwithstanding the execution and delivery of this Third Amendment, the obligations (as amended and extended hereby) of each of the Loan Parties under the Guaranty, the Pledge Agreement, the Security Agreement and each of the other Loan Documents to which such Loan Party is a party are not impaired or affected and the Guaranty, the Pledge Agreement, the Security Agreement and each such Loan Document continues in full force and effect as amended hereby and (c) affirms and ratifies, to the extent it is a party thereto, the Guaranty, the Pledge Agreement, the Security Agreement and each other Loan Document with respect to all of the Obligations as amended and extended hereby.

9.    Miscellaneous.

(a)    THIS THIRD AMENDMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN ANY LOAN DOCUMENT WHICH EXPRESSLY STATES THAT IT SHALL BE GOVERNED BY THE LAW OF ANOTHER JURISDICTION) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS THIRD AMENDMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL EACH BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)    This Third Amendment may be executed in one or more duplicate counterparts and, subject to the other terms and conditions of this Third Amendment, when signed by all of the parties listed below shall constitute a single binding agreement. Delivery of an executed signature page to this Third Amendment by facsimile transmission or electronic mail shall be as effective as delivery of a manually signed counterpart of this Third Amendment.

(c)    The Borrower has appointed each of Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Third Amendment, collectively with Bank of America, N.A., the “BofA Arranger”), Barclays Bank PLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc., Fifth Third Bank, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Sumitomo Mitsui Banking Corporation and SunTrust Robinson Humphrey, Inc. to act as joint lead arrangers and joint bookrunners for this Third Amendment (in such capacity, the “Third Amendment Arrangers”), JPMorgan Chase Bank, N.A. to act as syndication agent for this Third

Amendment (in such capacity, the “Third Amendment Syndication Agent”), and each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Citizens Bank, N.A., Credit Agricole Corporate and Investment Bank, Deutsche Bank Securities Inc., Fifth Third Bank, Morgan Stanley Senior Funding, Inc., Sumitomo Mitsui Banking Corporation, SunTrust Bank and The Bank of Nova Scotia to act as co-documentation agents for this Third Amendment (in such capacity, the “Third Amendment Co-Documentation Agents”). Each Third Amendment Arranger, the Third Amendment Syndication Agent and each Third Amendment Co-Documentation Agent shall in such capacity, as applicable, be entitled to all of the rights, protections and immunities of an “Arranger” under the Credit Agreement; provided, that in no event will the Third Amendment Arrangers, the Third Amendment Syndication Agent and the Third Amendment Co-Documentation Agents (other than the BofA Arranger) be entitled to any fees and expenses, and in no event will the Borrower be obligated to pay any fees and expenses to any of the Third Amendment Arrangers, the Third Amendment Syndication Agent and the Third Amendment Co-Documentation Agents (other than the BofA Arranger), in connection with their roles as Third Amendment Arrangers, Third Amendment Syndication Agent and Third Amendment Co-Documentation Agents, as applicable.

(d)    Except as amended hereby, all of the provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect except that each reference to the “Credit Agreement”, or words of like import in any Loan Document, shall mean and be a reference to the Credit Agreement as amended hereby. This Third Amendment shall be deemed a “Loan Document” as defined in the Credit Agreement. Sections 11.14(b), 11.14(c), 11.14(d) and 11.15 of the Credit Agreement shall apply to this Third Amendment as if expressly set forth herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be duly executed as of the day and year first above written, to be effective as of the Effective Date.

Borrower:

MGM GROWTH PROPERTIES LIMITED PARTNERSHIP LP

By:	/s/ Andy H. Chien
Name:	Andy H. Chien
Title:	Chief Financial Officer and Treasurer

Other Loan Parties:

MGP LESSOR, LLC
MGP LESSOR HOLDINGS, LLC
MGP ESCROW CO-ISSUER, INC.

By:	/s/ Andy H. Chien
Name:	Andy H. Chien
Title:	Chief Financial Officer and Treasurer

[Signature Page to Third Amendment]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Paley Chen
Name:	Paley Chen
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Brian D. Corum
Name:	Brian D. Corum
Title:	Managing Director

[Signature Page to Third Amendment]

The undersigned Term B Lender hereby irrevocably and unconditionally consents to this Third Amendment and directs the Administrative Agent to execute the Third Amendment.

☐	Consent and Continue to Hold. In addition to the above provisions, the undersigned hereby agrees to reprice and extend all of its existing Term B Loans.

☐	Consent and Reallocation. In addition to the above provisions, the undersigned hereby agrees to receive full repayment of its existing Term B Loans. Affiliates designated by the undersigned will receive Term B Loans in a principal amount equal to the amount of the existing Term B Loans of the undersigned repaid (or such lesser amount equal to the amount of Term B Loans allocated to such Term B Lender by the Administrative Agent).

,
as a Term B Lender

By:
Name:
Title:

If two signatures required:

By:
Name:
Title:

[Signature Page to Third Amendment]

The undersigned Term A Lender hereby irrevocably and unconditionally consents to this Third Amendment and directs the Administrative Agent to execute the Third Amendment:

,
as a Term A Lender

By:
Name:
Title:

If two signatures required:

By:
Name:
Title:

[Signature Page to Third Amendment]

The undersigned Revolving Lender hereby irrevocably and unconditionally consents to this Third Amendment and directs the Administrative Agent to execute the Third Amendment:

,
as a Revolving Lender

By:
Name:
Title:

If two signatures required:

By:
Name:
Title:

[Signature Page to Third Amendment]